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EXHIBIT 99.5a


                       CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors of
Raytheon Company

          We consent to the incorporation by reference in the Registration Statement of Raytheon Company on Form S-8 (File No. 333-56117) of our report dated May 29, 1998 on our audits of the financial statements of the E-Systems, Inc. Employee Savings Plan as of December 31, 1997 and 1996 and for the year ended December 31, 1997, which report is included in this annual report on Form 10-K/A.



Coopers & Lybrand LLP

Boston, Massachusetts
June 29, 1998